UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K




                  Current Report Under Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                        Date of Report November 23, 1999



                            FIDELITY FEDERAL BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Indiana                  0-22880                35-1894432
----------------------------      ----------           -------------------
(State of other jurisdiction      Commission             (IRS Employer
    of Incorporation of            File No.            Identification No.)
       Organization)





                      700 S. Green River Road, Suite 2000
                           Evansville, Indiana 47715
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)



                                 (812) 469-2100
               --------------------------------------------------
               Registrant's telephone number, including area code




              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.   Other events

On November 22, 1999, Fidelity Federal Bancorp (the "Registrant") issued the press release as set forth herein.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      FIDELITY FEDERAL BANCORP



Date: November 23, 1999               By: /s/ M. Brian Davis
     -------------------                 ----------------------------------

                                          M. Brian Davis, President and CEO

                    [LETTERHEAD OF FIDELITY FEDERAL BANCORP]



CONTACTS:      M. BRIAN DAVIS, PRESIDENT AND CEO   (812)471-8141
               DONALD R. NEEL, EXEC. VP AND CFO    (812)429-0550, EXT. 3301

FOR IMMEDIATE RELEASE                                        NOVEMBER 22, 1999

        (Evansville, Indiana) Fidelity Federal Bancorp (the "Company") (NASDAQ-NMS:FFED), the holding company of United Fidelity Bank, fsb (the "Bank"), announced today that negotiations with Mortgage Finance Acquisition Partners, L.P. ("MFAP"), an affiliate of Lincolnshire Equity Fund II, had terminated. As previously announced, the Company and MFAP had been negotiating for the sale of a number of shares to MFAP from the Company equal to approximately 51% of the fully-diluted common stock. The proposed price of $4.40 per share would have resulted in additional capital of approximately $14 million. The Company indicated that its management is actively exploring other strategic alternatives.

        The proposed sale of the stock was subject to several conditions, including elimination of the restrictions imposed by the Supervisory Agreement entered into between the Bank and the Office of Thrift Supervision ("OTS"). As a result of the terminations of negotiations, it is unlikely that the restrictions imposed on the Bank by the Supervisory Agreement will be eliminated in the near future.

        At June 30, 1999 the Company's balance sheet reflected a cumulative deferred tax asset of $3.5 million, which represented the decrease in taxes payable in future years as a result of temporary differences and carryforwards available at June 30, 1999. An analysis of the need to record a valuation allowance for this deferred tax asset was made at June 30, 1999. Based on the pending transaction with MFAP, the business plan that was to be implemented as part of transaction with MFAP (including the proposed capital infusion), and discussions with the OTS regarding that transaction, it was determined that it was more likely than not that all carryforwards would be utilized within the carryforward time periods. With the termination of negotiations with MFAP, it has now been determined that it is more likely than not that some portion or all of the deferred tax asset will not be utilized. Accordingly, the Company will review this deferred tax asset based upon the Company's revised business plan and record a valuation allowance of up to the full amount of the deferred tax asset during the quarter ending December 31, 1999.

Certain matters discussed in this Press Release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statements include words such as the Company "believes", "anticipates", "expects" or "estimates" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. All forward-looking statements are subject to certain risks and uncertainties which are described within or in close proximity to such statements and which could cause actual results to differ materially from those reported or anticipated as of the date of this report. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are made only as of the date of this Press Release, and the Company undertakes no obligation to update such forward-looking statements to reflect subsequent changes, events or circumstances affecting the Company.

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        The Company is a unitary savings and loan holding company based in
Evansville, Ind. The Company had total assets of $165 million and total stockholder's equity of $7.8 million at September 30, 1999. Its savings bank subsidiary, United Fidelity Bank, fsb, maintains four locations in Evansville. The Bank participates in various real estate activities including owning and managing housing developments through its wholly-owned subsidiaries: Village Housing Corporation and Village Management Corporation. The Bank also offers an array of insurance products through Village Insurance Corporation.

         Information on the Company is available on the Internet at http://www.ufb-ffed.com.